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      Medical Technology Systems, Inc./de Jong & Associates Inc. Agreement

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                              Consulting Agreement


This agreement ("Agreement") is made effective as of January 2, 2001, by and between de Jong & Associates, Inc., a California Corporation ("Consultant"), and Medical Technology Systems, Inc., a Delaware Corporation (the "Company").
Witnesseth:

Whereas, Consultant is engaged in the business of providing business consulting services, promotion and investor relations services to companies for investors, stock brokerages, and the investment community, and:

Whereas Consultant will provide such services and perform promotion and investor relation's services for Company, all on the terms and condition contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Engagement. Company hereby engages Consultant and Consultant hereby accepts engagement from Company as a consultant. Consultant shall perform services for Company for the period and upon the terms and conditions set forth in this Agreement.

2. Scope of Services and Duties of Consultant

          2.1. Consultant shall:

          2.1.1. Advise Company and provide assistance in the area of investor relations, and bring the Company to the favorable attention of the investment community;

          2.1.2. Promote meetings and communications in which the public and securities industry professionals shall be introduced to the Company as circumstances may require;

          2.1.3. Assist Company in the development of due diligence packages for brokers, investors and analysts if needed;

          2.1.4. Assist Company in the development of a corporate recognition program that identifies Consultant as the point of contact for brokers and investors;

          2.1.5. Coordinate it's services with other outside consultants engaged by the Company during the term of this agreement;

          2.1.6. Assist Company in identifying and contracting with required professionals as needed;

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          Consultant  will  perform  these  services   understanding   that  the
     above-referenced services will be performed in various parts of the United States and that Company will have the option of making presentations at any meeting arranged for the Company.

          Consultants  and  Company   acknowledge   that  it  is  the  Company's
     responsibility to provide Consultant with monthly DTC sheets.

          2.2 Performance of Services and Duties. Consultant shall serve Company faithfully and to the best of its ability and devote such time, attention, skill and effort as is required to effectively discharge its duties hereunder, consistent with the standards of conduct and professionalism applicable to the securities industry. The manner, means and methods of conducting the Services are under the joint control of Consultant and Company, requiring the knowledge and approval of Company, which shall not be unreasonably withheld so long as they are lawful and consistent with the terms of this Agreement.

          2.3 Use of Services or Advice. It is understood that there may be times when Company does not use the services or advice of Consultant. The failure of Company to use, or seek in writing Consultant advice and/or services and/or assistance, as set forth in this paragraph 2, shall not be deemed as non-performance of Consultant.

3. Term.

          3.1. Term. The term of this agreement shall commence as of January 2nd 2001, and shall continue for twelve months. This agreement may be terminated by either party without cause after 90 days from the signing of this agreement.

4. Compensation.

          4.1 The Company agrees to issue to the Consultant a warrant to purchase 80,000 shares of the Company's common stock exercisable at a price per share equal to the closing price of the Company's common stock on January 2, 2001 as follows:

                  30,000 shall vest 90 days from the signing of this agreement as long as consultant has not terminated the agreement pursuant to Section 3.1;

                  25,000 shall vest on the date that the price of the stock reaches $2.00 per share, as long as consultant has not terminated the agreement pursuant to Section 3.1;

                  15,000 shall vest on the date that the price of the stock reaches $2.50 per share, as long as consultant has not terminated the agreement pursuant to Section 3.1; and

                  10,000 shall vest on the date that the price of the stock reaches $3.00 per share, as long as consultant has not terminated the agreement pursuant to Section 3.1.

     Thesewarrants shall expire on the third anniversary of the date when they become exercisable. Company shall execute an agreement confirming the granting of these warrants to Consultant. The Company agrees to include the registration of all shares and underlying warrants issued under the terms of this Agreement in the first and, if necessary any subsequent registrations undertaken by the Company.

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          4.2 Delivery of the above-mentioned  warrants granted in terms of this agreement to de Jong & Associates will be completed within 90 days from the signing of this agreement.

          4.3 Right to Convert Warrant. In addition to the right to exercise the Consultant Warrant for cash pursuant to Section 4.1, Consultant shall have the right to convert the Consultant's Warrant (in whole but not in part) by the surrender of the Consultant's Warrant at the office of the Company at any time during the term of the Consultant Warrant, into shares of Common Stock as provided for in this Section 4.3. Upon exercise of this conversion right, Consultant shall be entitled to receive that number of shares of Common Stock of the Company equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

          (A) = the Market Price of one share of Common Stock on the date of conversion of the Consultant's Warrant.

          (B) = the Common Stock Exercise Price for one share of Common Stock under the Consultant's Warrant.

          (X) = the number of Shares issuable upon exercise of the Consultant's Warrant.

          If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon conversion of the Consultant's Warrant.

          Upon conversion of the Consultant's Warrant, the Consultant shall be entitled to receive a certificate for the number of shares of Common Stock determined under this Section 4.3.

          4.4 Cash Compensation. Company shall pay Consultant $15,000 upon the signing of this Agreement and a monthly consulting fee of Five Thousand Dollars per month ($5,000), on the first day of each month commencing April 1, 2001. Company, at its option, may pay this fee in free trading stock.

          4.5 Expenses. Expenses shall be negotiated on a case-by-case basis. Postage and printing expenses for Company shall be reimbursable on a monthly basis, upon receipt by the Company of acceptable document support.

          4.6 Office Facilities. Consultant shall be responsible for its office facilities, as well as such staff equipment and materials as Consultant may deem necessary for Consultant, agents and representatives to fulfill its duties under this Agreement.

5. Confidentiality. Consultant shall, and shall cause its directors, officers and employees to hold confidential and not to publish, disclose or make accessible to any other person not bound by an obligation of confidentiality all information which (i) Company provides to Consultant, its officers and employees in relation to Company's financial condition, results of operations, business, property, assets or liabilities, and (ii) which Company specifically designates or marks as being confidential. Any information that is provided orally shall be considered confidential if Company provides Consultant with written notice of its intention that such information remain confidential within five business days of the date of disclosure of such information.


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     Notwithstanding the foregoing, information shall not be deemed confidential if (i) it becomes public knowledge, (ii) Consultant is aware of the information prior to its disclosure by Company, or (iii) Consultant learns of the information through a third party not under an obligation of confidentiality to Company.

6. Indemnification.

          6.1 Company's Indemnification. Consultant shall have no liability with respect to decisions made or actions taken by Company in reliance on advice or recommendations given by Consultant or transactions presented to Company by Consultant. Company agrees to indemnify and hold harmless Consultant and its Affiliates, the respective members, agents and employees and each other person, if any, controlling Consultant or any of their Affiliates (collectively, the "Consultant Parties"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including attorney's fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by Company, its agents or employees.

          6.2 Consultants Indemnification. Company shall have no liability with respect to decisions made or actions taken by Consultant in reliance on advice or recommendations given by Company or transactions presented to Consultant by company. Consultant agrees to indemnify and hold harmless Company, and the respective directors, officers, agents and employees or Company, to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including attorney's fees and disbursements) that results from actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by Consultant, its agents or employees.

          6.3 Process of Indemnification. Each person or entity seeking indemnification hereunder (the "Indemnified Party") shall promptly notify the other (the "Indemnifying Party") of any loss, claim, damage, or expense for which the Indemnifying Party may become liable pursuant to this Section. The Indemnifying Party shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the Indemnified Party within fifteen days of notice of the claim.

          The Indemnified Party shall not pay, settle or acknowledge liability under any such claim without consent of the Indemnifying Party, and shall permit the Indemnifying Party a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages. The rights stated pursuant to this Section shall be in addition to any rights that the Indemnified party may have at common law or otherwise, including, but not limited to, any right to contribution.

          6.4 Scope. The scope of this indemnification shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant to this Agreement.

7. Representations and Warranties of the Company. The Company represents and warrants to Consultant that:


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          7.1.1  The  Company  is  (i) a  corporation  duly  organized,  validly existing  and in good  standing  under the laws of the State of Florida and
     (ii) has the corporate power and corporate authority to enter into this Agreement.

          7.1.2 The execution and delivery of this Agreement and the performance of the obligations and consummation of the transactions herein contemplated will not conflict with or constitute a breach of or default under the Article of Incorporation or Bylaws of the Company.

8. Covenants and Representations of Consultant

          8.1.1 Consultant is (i) a corporation duly organized, validly existing and in good standing under the laws of the State of California and (ii) has the corporate power and corporate authority to enter into this Agreement.

          8.1.2 Consultant covenants and agrees to comply with any applicable requirements of the Securities Act, the Securities Exchange Act of 1934 ("Exchange Act"), applicable Blue Sky securities laws and the published rules and regulations thereunder (including, but not limited to, Sections 3(b), 4(2) and 4(6) of the Securities Act and Rules 505 and 506 thereunder, and the Rules of Fair Practice of the National Association of Securities Dealers ("NASD").

          8.1.3 Consultant is not authorized to act as agent of the Company in any connection or transaction, and Consultant agrees not to act as such agent and not to purport to do so without the prior written approval of the Company.

          8.1.4 Consultant, by performance of this Agreement, shall not violate any of it's existing contracts.

9. Further Assurances. The parties shall execute, acknowledge and deliver any further documents, instruments, or other assurances and shall take any other action consistent with the terms of this Agreement that may be reasonably requested by the other party or its counsel for the purpose of confirming or effectuating any of the transactions contemplated by this Agreement.

10. Notices. All notices required or desired to be given hereunder shall be deemed to be duly given upon personally delivering such notice or upon delivery by fax or other electronic means, or three days after mailing it, via certified or registered mail, postage prepaid to the parties at the following addresses:

If to Consultant:          de Jong & Associates
                           345 South Coast Highway 101, Suite E
                           Encinitas, CA  92024
                           Attn:  Mr. Ronald de Jong

If to Company:             Medical Technology Systems, Inc.
                           12920 Automobile Boulevard
                           Clearwater, FL 33762
                           Attn: Mr. Michael Conroy

Giving written notice in the manner provided for above may change the above address.


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11. Binding Effect.  This Agreement and any amendment  hereto,  shall be binding upon the parties hereto, their successors, heirs, next of kin, executors, administrators, personal representatives, legal representatives, assignees, creditors, including receivers, and all other persons with notice or knowledge of the provisions hereof.

12. Independent Contractor. Consultant shall have no authority to bind Company to any agreement or obligation with a Relationship of Parties. The relationship of the parties hereto is one of independent contractors. Nothing in this Agreement shall be construed to constitute the parties as partners with each other.

13. Governing Law and Venue. This Agreement shall be deemed to have been executed in the State of Florida and shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Florida, but excepting any State of Florida rule which would result in the application of the law of a jurisdiction other than the State of Florida. Any legal proceeding arising out of this Agreement shall be brought only in a state or federal court of competent jurisdiction sitting in the County of Pinellas, State of Florida, and all parties hereto agree that venue shall lie therein and agree to submit themselves to the personal jurisdiction of such court.

14. Attorney's Fees. In any legal proceeding arising out of this Agreement, including with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees.

15. Construction. The captions contained in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. The language of this Agreement shall be construed as to its fair meaning and not strictly for or against any party.

16. Entire Agreement. This Agreement and any related agreements referred to herein, constitute the entire agreement between the parties with respect to its subject matter and there are no representations, warranties or agreements between the parties which are not expressed herein. This Agreement supercedes and replaces all prior understandings and agreements between the parties hereto, whether written or oral, expressed or implied, with respect to its subject matter.

17. Amendment. This Agreement may not be amended, modified, superceded, canceled or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by written instrument executed by the parties hereto or, in the case of a waiver, by the party to be charged with such a waiver.

18. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, such court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties hereto.

19. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.


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20. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party hereto whose signatures appears hereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

21. Default. Should the Company be in default with the payment of any monies payable under the terms of this agreement, strictly on the due date stipulated therefore, and remain in such default for a period of seven (7) days after receiving written notification from the Consultant to make payment, Consultant shall be entitled to forthwith cancel this agreement without further notification and to claim all amounts then outstanding in terms of this agreement. In the event of such cancellation, Consultant shall be entitled to retain all vested warrants under the terms of this agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:

               de Jong & Associates Inc.

                By _________________________________________________________
                   Ronald de Jong, President


                Medical Technology Systems, Inc.

                By:__________________________________________________________
                   Michael Conroy, Vice President and Chief Financial Officer